As filed with the Securities and Exchange Commission on September 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROQR THERAPEUTICS B.V.*

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name into English)

The Netherlands	2834	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Daniel de Boer, Chief Executive Officer

ProQR Therapeutics B.V.

Darwinweg 24

2333 CR Leiden

The Netherlands

+31 (0)85 4 89 49 32

(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

Tel: (212) 894-8800

(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Bloom, Esq. Danielle M. Lauzon, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1483	Brian A. Johnson, Esq. Timothy J. Corbett, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-198151

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER ORDINARY SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE
Ordinary shares, nominal value €0.04 per share	1,437,500	$13.00	18,687,500	$2,407

(1)	Represents only the additional number of ordinary shares being registered and includes 187,500 ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional shares. Does not include the ordinary shares that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-198151).
(2)	Based on the public offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

*	We intend to convert the legal form of our company under Dutch law prior to the completion of this offering from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from ProQR Therapeutics B.V. to ProQR Therapeutics N.V.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-198151) of ProQR Therapeutics B.V. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on September 17, 2014, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-198151 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of NautaDutilh N.V., Dutch legal counsel of the Registrant

23.1	Consent of Deloitte Accountants B.V., Independent Registered Public Accounting Firm

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-198151), as amended, initially filed with the Securities and Exchange Commission on August 14, 2014 and incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 17, 2014.

PROQR THERAPEUTICS B.V.

By:	/s/ Daniel de Boer

Name:	Daniel de Boer
Title:	Chief Executive Officer

Alison Lawton appoints Daniel de Boer and André Verwei, and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the United States Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Daniel de Boer Daniel de Boer	Chief Executive Officer and Director, Management Board (Principal Executive Officer)	September 17, 2014

/s/ André Verwei André Verwei	Head of Finance (Principal Financial and Accounting Officer)	September 17, 2014

* René Beukema	Director, Management Board	September 17, 2014

* Dinko Valerio	Chairman, Supervisory Board	September 17, 2014

* Antoine Benjamin Papiernik	Director, Supervisory Board	September 17, 2014

* Henri Termeer	Director, Supervisory Board	September 17, 2014

	Director, Supervisory Board	September 17, 2014
Alison Lawton

*By:	/s/ Daniel de Boer
Name:	Daniel de Boer
Title:	Attorney-in-Fact

Authorized Representative in the United States

By:	Donald J. Puglisi
Name:	Donald J. Puglisi
September 17, 2014

EXHIBITS

Exhibit Number	Description

5.1	Opinion of NautaDutilh N.V., Dutch legal counsel of the Registrant

23.1	Consent of Deloitte Accountants B.V., Independent Registered Public Accounting Firm

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-198151), as amended, initially filed with the Securities and Exchange Commission on August 14, 2014 and incorporated by reference herein.)

5